THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY
ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                                    FORM OF

                      EDUCATIONAL VIDEO CONFERENCING, INC.

                          COMMON STOCK PURCHASE WARRANT

No. W-[ ]                                                   [          ], 2000


                                                     Warrant to Purchase [     ]
                                                        Shares of Common Stock


         EDUCATIONAL VIDEO CONFERENCING, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that [
   ], a company organized under the laws of [ ], or registered assigns (the "Holder"), is entitled to purchase from the Company [ ] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.0001 per share, of the Company (the "Common Stock"), at the Purchase Price, at any time or from time to time prior to 5:00 P.M., New York City time, on
[           ] 2003 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

         This Warrant is one of the Common Stock Purchase Warrants (collectively, the "Warrants", such term to include any such warrants issued in substitution therefor) originally issued pursuant to the terms of the Securities Purchase Agreement, dated as of [ ], 2000 between the Company and the Holder (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Purchase Agreement.

     1. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms shall have the meanings indicated:

         "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Section 3.3 or 3.4, deemed to be issued)by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than the Excluded Shares.

         "BUSINESS DAY" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

         "CERTIFICATE OF DESIGNATIONS" shall mean the Company's Certificate of Designations, Preferences and Rights of the Series B Preferred Shares.

         "COMMISSION" shall mean the Securities and Exchange Commission or any successor agency having jurisdiction to enforce the Securities Act.

         "COMMON STOCK" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

         "COMPANY" shall have the meaning assigned to it in the introduction to this Warrant, such term to include any corporation or other entity which shall succeed to or assume the obligations of the Company hereunder in compliance with
Section 4.

         "CONVERTIBLE SECURITIES" shall mean any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         "CURRENT MARKET PRICE" means the 20-day average closing bid prices as reported on NASDAQ for the period of 20 consecutive Trading Days ending on the date of determination; PROVIDED, HOWEVER, if the Common Stock is not listed or admitted to trading on NASDAQ, as reported on the principal national security exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading; or, if not, quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP, or a similar generally accepted reporting service, as the case may be, or if not listed or admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Fair Value on such date.

         "DISTRIBUTION DATE" shall have the meaning assigned to it in Section 3.10.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "EXCLUDED SHARES" shall have the meaning assigned to such term in the Certificate of Designations.

         "EXPIRATION DATE" shall have the meaning assigned to it in the introduction to this Warrant.

         "FAIR VALUE" shall mean, on any date specified herein (i) in the case of cash, the dollar amount thereof, (ii) in the case of a security admitted for trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price, and (iii) in all other cases as determined in good faith jointly by the Company and the Holder; PROVIDED, HOWEVER, that if such parties are unable to reach agreement within a reasonable period of time, the Fair Value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the Holder or, if that selection cannot be made within ten days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules; and PROVIDED FURTHER that the Company shall pay all of the fees and expenses of any third parties incurred in connection with determining the Fair Value.

         "NASDAQ" means the NASDAQ Smallcap Market or the NASDAQ National Market, as applicable.

         "OPTIONS" shall mean any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

         "OTHER SECURITIES" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

         "PERSON" shall mean any individual, firm, partnership, corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

         "PURCHASE AGREEMENT" shall have the meaning assigned to it in the introduction to this Warrant.

         "PURCHASE PRICE" shall mean initially $20.25 per share, subject to adjustment and readjustment from time to time as provided in Section 3, and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Amended and Restated Registration Rights Agreement dated as of September 27, 2000, substantially in the form of Exhibit C to the Purchase Agreement.

         "RIGHTS" shall have the meaning assigned to it in Section 3.10.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.

         "TRADING DAY" means any day on which (a) purchases and sales of securities authorized for quotation on NASDAQ are reported thereon, (b) no event which results in a material suspension or limitation of trading on the Common Stock on NASDAQ has occurred and (c) at least one bid for the trading of Common Stock is reported on NASDAQ. For the purposes of this definition only, references to NASDAQ mean the applicable over-the-counter market or National Securities Exchange referred to in the definition of Current Market Price.

         "WARRANTS" shall have the meaning assigned to it in the introduction to this Warrant.

         2.    EXERCISE OF WARRANT.

         2.1. MANNER OF EXERCISE; PAYMENT OF THE PURCHASE PRICE. (a) This Warrant may be exercised by the Holder hereof, in whole or in part, at any time or from time to time prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares attached hereto as Exhibit A (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.

         (b) Payment of the Purchase Price shall be made in United States currency by cash or delivery of a certified check or bank draft payable to the order of the Company or by wire transfer to the Company.

         (c) Notwithstanding any provisions herein to the contrary, if the Current Market Price of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Election to Purchase Shares in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

         X = Y (A-B)
                A

                 X = the number of shares of Common Stock to be issued to the Holder

                 Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of shares of Common Stock underlying the portion of the Warrant being exercised (at the date of such calculation)

                 A = the Current Market Price of one share of the Company's Common Stock (at the date of such calculation)

                 B = Purchase Price (as adjusted to the date of such calculation)

         2.2. WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to, and the Purchase Price shall have been received by, the Company as provided in Section 2.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise as provided in Section 2.3 shall be deemed to have become the holder or holders of record thereof for all purposes.

         2.3. DELIVERY OF STOCK CERTIFICATES, ETC.; CHARGES, TAXES AND EXPENSES.


         (a) Subject to Section 2.5 as soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within ten (10) Business Days thereafter, the Company shall cause to be issued in such denominations as may be requested by the Holder in the Election to Purchase Shares, in the name of and delivered to the Holder or, subject to the Purchase Agreement, as the Holder may direct,

                  (i) a certificate or certificates for the number of shares of Common Stock (or Other Securities) to which the Holder shall be entitled upon such exercise plus, in lieu of issuance of any fractional share to which the Holder would otherwise be entitled, if any, a Company check for the amount of cash equal to the same fraction multiplied by the Current Market Price per share on the date of Warrant exercise, PROVIDED, HOWEVER, that in the event sufficient funds are not legally available for the payment of such amount, the number of shares of Common Stock which such certificate(s) represents shall be rounded up to the nearest whole number, and

                  (ii) in case such exercise is for less than all of the shares of Common Stock purchasable under this Warrant, a new Warrant or Warrants of like tenor, for the balance of the shares of Common Stock purchasable hereunder.

         (b) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense, in respect of the issuance of such certificates, all of which such taxes and expenses shall be paid by the Company.

         2.4. COMPANY TO REAFFIRM OBLIGATIONS. The Company shall, at the time of each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, PROVIDED that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to the Holder.

         2.5. EXERCISE DISPUTES. In the case of any dispute with respect to the number of shares to be issued upon exercise of this Warrant, the Company shall promptly issue such number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within five (5) Business Days of receipt of the Holder's Election to Purchase Shares. If the Holder and the Company are unable to agree as to the determination of the Purchase Price within five (5) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, in accordance with this Section, submit via facsimile the disputed determination to an independent reputable accounting firm of national standing, selected jointly by the Company and the Holder. The Company shall cause such accounting firm to perform the determinations or calculations and notify the Company and the Holder of the results within forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such accounting firm's determination shall be binding upon all parties absent manifest error. The Company shall, on the next Business Day, issue certificate(s) representing the appropriate number of shares of Common Stock in accordance with such accounting firm's determination and this Section. All fees and expenses of such determinations and calculations shall be borne by the Company.

         3.    ADJUSTMENT OF COMMON STOCK ISSUABLE UPON EXERCISE.

         3.1.  ADJUSTMENT OF NUMBER OF SHARES.

               Upon each adjustment of the Purchase Price as a result of the calculations made in this Section 3, this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth of a share) obtained by dividing (i) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (ii) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

         3.2.  ADJUSTMENT OF PURCHASE PRICE.

         3.2.1. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3 or 3.4 but excluding Additional Shares of Common Stock purchasable upon exercise of Rights referred to in Section 3.10), without consideration or for a consideration per share less than the fair market value of such Additional Shares of Common Stock, as determined in good faith by the Board of Directors of the Company as in effect immediately prior to such issue or sale, then, and in each such case, subject to
Section 3.8, the Purchase Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent), determined by multiplying such Purchase Price by a fraction

                (a) the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (ii) the number of shares of Common Stock which the gross consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price, and

               (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, PROVIDED that, for the purposes of this Section 3.2.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 3.3 or 3.4, such Additional Shares of Common Stock shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding per share.

         3.2.2. EXTRAORDINARY DIVIDENDS AND DISTRIBUTIONS. In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or Options by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, then, in each such case, subject to Section 3.8, the Purchase Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Purchase Price by a fraction

                   (a) the numerator of which shall be the Current Market Price in effect on such record date or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading, less the Fair Value of such dividend or distribution applicable to one share of Common Stock, and

                   (b) the denominator of which shall be such Current Market Price.

         3.3. TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities of the Company entitled to receive, any Options or Convertible Securities (whether or not the rights thereunder are immediately exercisable), then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), PROVIDED that such Additional Shares of Common Stock shall not be deemed to have been issued unless
(i) the consideration per share (determined pursuant to Section 3.5) of such shares would be less than the fair market value of such shares as determined in good faith by the Board of Directors of the Company as in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and (ii) such Additional Shares of Common Stock are not purchasable pursuant to Rights referred to in Section 3.10, and PROVIDED, FURTHER, that

                   (a) whether or not the Additional Shares of Common Stock underlying such Options or Convertible Securities are deemed to be issued, no further adjustment of the Purchase Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                  (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or for any decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

                  (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Purchase Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                            (i) in the  case of  Options  for  Common  Stock  or
                   Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such
                   Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                            (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue or sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.5) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

                   (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Purchase Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                   (e) in the case of any such Options which expire by their terms not more than 30 days after the date of issue, sale, grant or assumption thereof, no adjustment of the Purchase Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

         3.4. TREATMENT OF STOCK DIVIDENDS, STOCK SPLITS, ETC. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         3.5. COMPUTATION OF CONSIDERATION. For the purposes of this Section 3,

                   (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                            (i) insofar as it  consists of cash,  be computed at
                   the amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                            (ii) insofar as it consists of property (including securities) other than cash, be computed at the Fair Value thereof at the time of such issue or sale, and

                            (iii) in the case where Additional  Shares of Common
                   Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, such allocation to be determined in the same manner that the Fair Value of property not consisting of cash or securities is to be determined as provided in the definition of "Fair Value" herein;

                   (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                           (i) the total amount, if any, received and receivable
                  by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                           (ii) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                   (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.4, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

         3.6. ADJUSTMENTS FOR COMBINATIONS, ETC. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Purchase Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         3.7. DILUTION IN CASE OF OTHER SECURITIES. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 4) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 3, the purchase rights granted by this Warrant, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 with respect to the Purchase Price and the number of shares purchasable upon Warrant exercise shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the holders of the Warrants against the effect of such dilution.

         3.8. DE MINIMIS ADJUSTMENTS. If the amount of any adjustment of the Purchase Price per share required pursuant to this Section 3 would be less than $.01, such amount shall be carried forward and the adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate a change in the Purchase Price of at least $.01 per share. All calculations under this Warrant shall be made to the nearest .001 of a cent or to the nearest one-hundredth of a share, as the case may be.

         3.9. ABANDONED DIVIDEND OR DISTRIBUTION. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution (which results in an adjustment to the Purchase Price under the terms of this Warrant) and shall, thereafter, and before such dividend or distribution is paid or delivered to shareholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then any adjustment made to the Purchase Price and number of shares of Common Stock purchasable upon Warrant exercise by reason of the taking of such record shall be reversed, and any subsequent adjustments, based thereon, shall be recomputed.

         3.10. SHAREHOLDER RIGHTS PLAN. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 3.2.1 or Section 3.2.2 hereof, make proper provision so that each Holder who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares into which the Warrant so exercised was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights, and in each case subject to the terms and conditions of the Rights.

         4. CONSOLIDATION, MERGER, ETC.

         4.1. ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company after the date hereof shall (a) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person in one or more related transactions, or (d) effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Purchase Price is provided in Section 3.2.1 or 3.2.2), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such

Holder had exercised this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 3 through 5.

         4.2. ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in the Warrants or in the Purchase Agreement to the contrary, the Company shall not effect any of the transactions described in clauses (a) through (d) of Section
4.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (b) the obligations of the Company under the Agreement, the Certificate of Designations and the Registration Rights Agreement and (c) the obligation to deliver to the Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 4, the Holder may be entitled to receive. Nothing in this Section 4 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement.

         5. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the provisions of Section 3 or Section 4 hereof are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder in accordance with the essential intent and principles of such Sections, then, in each such case, the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to preserve, without dilution, the purchase rights represented by this Warrant.

         6. NO DILUTION OR IMPAIRMENT. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company shall (a) not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens, security interests, encumbrances, preemptive rights and charges on the exercise of the Warrants from time to time outstanding, (c) not take any action which results in any adjustment of the Purchase Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise, and (d) shall not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value or a sum determined by reference to a formula based on a published index of interest rates, an interest rate publicly announced by a financial institution or a similar indicator of interest rates in respect of participation in dividends and to a fixed sum or percentage of par value in any such distribution of assets.

         7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the exercise of this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, the Treasurer or one of the Assistant Treasurers of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3) on account thereof. The Company shall forthwith mail a copy of each such certificate to each holder of a Warrant and shall, upon the written request at any time of any holder of a Warrant, furnish to such holder a like certificate. The Company shall also keep copies of all such certificates at its principal office and shall cause the same to be available for inspection at such office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by the holder thereof. The Company shall, upon the request in writing of the Holder (at the Company's expense), retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the Holder and the Company.

         8. NOTICES OF CORPORATE ACTION. In the event of:

                   (a) any taking by the  Company of a record of the  holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                   (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

                   (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall mail to each holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, sale, disposition, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date therein specified but in no event earlier than the public announcement of such proposed transaction or event.

         9. REGISTRATION OF COMMON STOCK. If any shares of Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. At any such time as Common Stock is listed on any national securities exchange or trade market, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange or trade market, upon official notice of issuance, the shares of Common Stock issuable upon exercise of the then outstanding Warrants and maintain the listing of such shares after their issuance; and the Company shall also list on such national securities exchange or trade market, shall register under the Exchange Act and shall maintain such listing of, any Other Securities that at any time are issuable upon exercise of the Warrants, if and at the time that any securities of the same class shall be listed on such national securities exchange or trade market by the Company.

                  10. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, 150% of the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of all Warrants at the time outstanding and otherwise in accordance with the terms of the Purchase Agreement. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company (the "Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

         11. REGISTRATION AND TRANSFER OF WARRANTS, ETC.

         11.1. WARRANT REGISTER; OWNERSHIP OF WARRANTS. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a warrant agent or the Company's Transfer Agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. A Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         11.2.  TRANSFER  OF  WARRANTS  AND  COMPLIANCE  WITH  SECURITIES  LAWS.

         (a) Neither this Warrant nor any interest therein may be transferred or assigned in whole or in part without compliance with all applicable Federal and State securities laws by Holder and the transferee or assignee thereof. If applicable, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment, attached hereto as Exhibit B, at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred and to the transferee a new Warrant of like tenor, in the name of the transferee, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were so transferred.

         (b) Holder, by acceptance of this Warrant, acknowledges that neither this Warrant nor the Warrant Shares have been registered under the Securities Act and represents and warrants to the Company that this Warrant is being acquired for investment and not for distribution or resale, solely for Holder's own account and not as a nominee for any other person, and that Holder will not offer, sell, pledge or otherwise transfer this Warrant or any Warrant Shares except (i) in compliance with the requirements for an available exemption from the Securities Act and any applicable state securities laws, or (ii) pursuant to an effective registration statement or qualification under the Securities Act and any applicable state securities laws.


         11.3. REPLACEMENT OF WARRANTS. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

         11.4. ADJUSTMENTS TO PURCHASE PRICE AND NUMBER OF SHARES. Notwithstanding any adjustment in the Purchase Price or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

         11.5.  FRACTIONAL SHARES.  Notwithstanding  any adjustment  pursuant to
Section 3 in the number of shares of Common Stock covered by this Warrant or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

         12. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and, accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

         13. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         14. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given hereunder must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested; or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                           Educational Video Conferencing, Inc.
                           35 East Grassy Sprain Road
                           Suite 200
                           Yonkers, New York  10710
                           Telephone:  (914) 787-3500
                           Facsimile:  (914) 787-3540
                           Attention:  Chief Financial Officer

                  With a copy to:

                           Fischbein Badillo Wagner Harding
                           909 Third Avenue
                           New York, NY  10022
                           Telephone:  (212) 826-2000
                           Facsimile:  (212) 644-7485
                           Attention:  Joseph D. Alperin, Esq.

         If to a Holder, to its address and facsimile number on the register maintained by the Company, with a copy to:

                           Schulte Roth & Zabel LLP
                           900 Third Avenue
                           New York, New York  10022
                           Telephone:  (212) 756-2153
                           Facsimile:  (212) 535-5955
                           Attention:  Michael R. Littenberg, Esq.

         Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number. Notwithstanding the foregoing, the exercise of any Warrant shall be effective in the manner provided in Section 2.

         15. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

         16. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (a) words of any gender shall be deemed to include each other gender;
(b) words using the singular or plural number shall also include the plural or singular number, respectively; (c) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (d) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (e) "or" is not exclusive; and
(f) provisions apply to successive events and transactions.

         17. GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

         18. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in
Section 14, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the executive jurisdiction of the aforementioned courts in such action, suit or proceeding.

         19. REGISTRATION RIGHTS AGREEMENT. The shares of Common Stock (and Other Securities) issuable upon exercise of this Warrant (or upon conversion of any shares of Common Stock issued upon such exercise) shall constitute Restricted Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Restricted Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Restricted Securities.

         20. LIMITATION ON EXERCISE. Notwithstanding any provision to the contrary contained herein, in no event shall the Holder be entitled to exercise this Warrant, nor will the Company recognize such exercise, such that upon giving effect to such exercise, the aggregate number of shares of Common Stock then beneficially owned by the Holder and its "affiliates" as defined in Rule 144 of the Act would exceed 9.99% of the total issued and outstanding shares of the Common Stock following such exercise; PROVIDED, HOWEVER, that Holder may elect to waive this restriction upon not less than sixty-one (61) days prior written notice to the Company. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                        EDUCATIONAL VIDEO CONFERENCING, INC.


                                        By:
                                            -------------------------------
                                            Name:
                                            Title:







                   [SIGNATURE PAGE TO THE[          ] WARRANT]

                                                   EXHIBIT A to
                                                   COMMON STOCK PURCHASE WARRANT


                                    [FORM OF]
                           ELECTION TO PURCHASE SHARES
                         AND TRANSFER AGENT INSTRUCTIONS

         The undersigned hereby irrevocably elects to exercise the Warrant to purchase ____ shares of Common Stock, par value $.0001 per share ("Common Stock"), of EDUCATIONAL VIDEO CONFERENCING, INC. and hereby makes payment of $________ therefor. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)
DELIVER TO:
           ---------------------------------------------------------------------
                                     (NAME)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

         If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not so purchased be issued and delivered as follows:

ISSUE TO:
         -----------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)
DELIVER TO:
           ---------------------------------------------------------------------
                                (NAME OF HOLDER)

--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

Dated:                                         [NAME OF HOLDER]
      ----------------------
                                       By:
                                           ----------------------------
                                           Name:
                                           Title:

          ____ , as transfer agent and registrar of the Common Stock, is hereby authorized and directed to issue the above number of shares of Common Stock in the name of the above referenced entity or person and to deliver the certificates representing such shares using an overnight delivery service.

--------------------------
1 (ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION THAT IS A MEMBER OF A RECOGNIZED MEDALLION SIGNATURE GUARANTY PROGRAM.)

                                                 EXHIBIT A to
                                                 COMMON STOCK PURCHASE WARRANT
                                                 ------------------------------


                                                 EDUCATIONAL VIDEO
                                                     CONFERENCING, INC.

                                                 By:
                                                    ---------------------------

                                                   EXHIBIT B to
                                                   COMMON STOCK PURCHASE WARRANT
                                                   -----------------------------
                              [FORM OF] ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Common Stock, par value $.0001 per share ("Common Stock") of EDUCATIONAL VIDEO CONFERENCING, INC. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:


NAME OF ASSIGNEE            ADDRESS                   NO. OF SHARES





and does hereby irrevocably constitute and appoint ________ Attorney to make such transfer on the books of EDUCATIONAL VIDEO CONFERENCING, INC. maintained for that purpose, with full power of substitution in the premises.

Dated:                                                   [NAME OF HOLDER]
      ------------------------


                                           By
                                             -----------------------------------
                                             Name:
                                             Title:







(ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION THAT IS A MEMBER OF A RECOGNIZED MEDALLION SIGNATURE GUARANTY PROGRAM.)